Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-220774, 333-227643 and 333-262180) and the Registration Statement on Form S-3 (No. 333-255514) of Ecovyst Inc. of our report dated February 28, 2023 relating to the financial statements, financial statement schedule and effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 28, 2023